Alexander & Baldwin, Inc. Reports Third Quarter 2023 Results

HONOLULU, November 02, 2023 /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based company focused on owning, operating, and developing high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $14.6 million, or $0.20 per diluted share, and Commercial Real Estate (CRE) operating profit of $20.6 million for the third quarter of 2023.
Quarterly Highlights for Q3 2023
•Nareit-defined Funds From Operations ("FFO") of $21.1 million, or $0.29 per diluted share / Core FFO of $21.8 million, or $0.30 per diluted share
•CRE Same-Store Net Operating Income ("NOI") growth and CRE Same-Store NOI growth excluding collections of previously reserved amounts of 6.3%
•Leased occupancy as of September 30, 2023 was 94.6%
•Comparable new and renewal leasing spreads for the improved portfolio were 5.5% and 12.3%, respectively
Lance Parker, president and chief executive officer, stated: "In the third quarter, our commercial real estate portfolio continued to perform well. CRE revenue increased 3.7% over the same quarter in 2022, and CRE Same-Store NOI increased by 6.3%. Total leased occupancy ticked up from last quarter to 94.6%, and we continue to see robust leasing demand for our high-quality retail and industrial properties, with blended leasing spreads for the quarter at 11.2%."
"It has been nearly three months since the devastating wildfires in Lahaina on the island of Maui. The tragedy hits close to our hearts with losses that include lives, homes, and livelihoods. Our thoughts are with those who were impacted. I am grateful that our employees and assets on the island were safe, and commend our team and other members of the community for their immediate response to support the people of Maui."
Financial Results for Q3 2023
•Net income available to A&B common shareholders and diluted earnings per share available to A&B shareholders for the third quarter of 2023 were $14.6 million and $0.20 per diluted share, respectively, compared to $6.3 million and $0.09 per diluted share in the same quarter of 2022.
•Income from continuing operations available to A&B shareholders was $12.0 million, or $0.16 per diluted share, compared to $5.7 million, or $0.08 per diluted share, in the same quarter of 2022.
•FFO and FFO per-diluted share for the third quarter of 2023 were $21.1 million and $0.29 per diluted share, respectively, compared to $14.7 million and $0.20 per diluted share in the same quarter of 2022.
•Core FFO and Core FFO per-diluted share for the third quarter of 2023 were $21.8 million and $0.30 per diluted share, respectively, compared to $18.7 million and $0.26 per diluted share in the same quarter of 2022.
CRE Highlights for Q3 2023
•CRE operating revenue increased by $1.7 million, or 3.7%, to $48.2 million, as compared to $46.5 million in the same quarter of 2022.
•CRE operating profit increased by $0.3 million, or 1.5%, to $20.6 million, as compared to $20.3 million in the same quarter of 2022.
•CRE NOI increased by $2.0 million, or 6.9%, to $31.0 million, as compared to $29.0 million in the same quarter of 2022.

•CRE Same-Store NOI increased by $1.8 million, or 6.3%, to $30.8 million as compared to $29.0 million in the same quarter of 2022. Collections of previously reserved amounts in the third quarter of 2023 were $0.5 million compared to $0.4 million in the same quarter of 2022.
•During the third quarter of 2023, the Company executed a total of 62 improved-property leases, covering approximately 149,900 square feet of gross leasable area ("GLA").
•Comparable leasing spreads in our improved property portfolio were 11.2% for the third quarter of 2023, 4.1% for industrial spaces and 13.8% for retail spaces.
•Significant leases executed in our improved property portfolio during the third quarter of 2023 included:
◦Fourteen leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 25,000 square feet of GLA and $0.9 million of ABR.
◦Four leases at Queens' Marketplace totaling approximately 12,400 square feet of GLA and $0.4 million of ABR.
•Overall leased occupancy was 94.6% as of September 30, 2023 and September 30, 2022.
•Overall Same-Store leased occupancy was 94.5% as of September 30, 2023, a decrease of 10 basis point compared to September 30, 2022 .
◦Both leased and Same-Store leased occupancy in the retail portfolio were 94.0% as of September 30, 2023, each reflecting an increase of 70 basis points compared to September 30, 2022.
◦Leased occupancy in the industrial portfolio was 96.8% as of September 30, 2023, a decrease of 120 basis points compared to September 30, 2022. Same-Store leased occupancy in the industrial portfolio was 96.7% as of September 30, 2023, a decrease of 130 basis points compared to September 30, 2022.

CRE Investment Activity
•The Manoa Marketplace redevelopment project is substantially complete with only punch list items remaining. The project is expected to generate a stabilized yield on total estimated project costs in the range of 8.0% to 8.5%.
Land Operations
•Land Operations operating profit was $2.9 million for the quarter ended September 30, 2023, as compared to an operating loss of $1.3 million for the quarter ended September 30, 2022. Results in the quarter ended September 30, 2023, reflect unimproved/other property sales. There were no such sales in the quarter ended September 30, 2022.
•Land Operations Adjusted EBITDA was $2.9 million for the third quarter of 2023, as compared to $(1.3) million in the third quarter of 2022.
Balance Sheet, Market Value and Liquidity
•As of September 30, 2023, the Company had an equity market capitalization of $1.2 billion and $507.6 million in total debt, for a total market capitalization of approximately $1.7 billion. The Company's debt-to-total market capitalization was 29.5% as of September 30, 2023. The Company's debt has a weighted-average maturity of 2.7 years, with a weighted-average interest rate of 4.6%. 84% of the Company's debt was at fixed rates at quarter end.
•As of September 30, 2023, the Company had total liquidity of $429.7 million, consisting of cash on hand of $11.8 million and $417.9 million available on its revolving line of credit.
•Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") was 4.4 times as of September 30, 2023, with TTM Consolidated Adjusted EBITDA of $113.0 million for the period ended September 30, 2023.
•During the quarter ended September 30, 2023, the Company repurchased 91,710 of its common shares at a weighted-average price of $16.72 per share, for a total investment of $1.5 million. These shares were retired upon repurchase.
Dividend
•The Company paid a third quarter 2023 dividend of $0.22 per share on October 4, 2023.
•Consistent with historical practice, the Company's Board plans to declare a fourth quarter 2023 dividend in December 2023, with payment in January 2024.

2023 Full-Year Guidance
•The Company revised its annual 2023 guidance to reflect its improved outlook as follows:

2023 Guidance
	Revised	Prior	Initial
Core FFO per diluted share	$1.13 to $1.16	$1.10 to $1.14	$1.08 to $1.13
CRE Same-Store NOI	2.75% to 4.25%	2.5% to 4.25%	2% to 4%
CRE Same-Store NOI, excluding prior year reserve reversals	5.75% to 6.75%	5.5% to 6.75%	5% to 6.5%

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 3.9 million square feet of commercial space in Hawai‘i, including 22 retail centers, 13 industrial assets and four office properties, as well as 142.0 acres of ground leases. A&B is expanding and strengthening its Hawai‘i CRE portfolio and achieving its strategic focus on commercial real estate by monetizing its remaining non-core assets. Over its 153-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com.

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Contact:
Clayton Chun
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Revenue:
Commercial Real Estate	$48.2	$46.5	$145.6	$138.8
Land Operations	4.3	2.9	10.4	20.9
Total operating revenue	52.5	49.4	156.0	159.7
Operating Profit (Loss):
Commercial Real Estate	20.6	20.3	64.2	60.3
Land Operations	2.9	(1.3)	4.5	(7.1)
Total operating profit (loss)	23.5	19.0	68.7	53.2
Interest expense	(6.1)	(5.4)	(17.0)	(16.7)
Corporate and other expense	(5.4)	(7.8)	(19.4)	(33.7)
Income (Loss) from Continuing Operations Before Income Taxes	12.0	5.8	32.3	2.8
Income tax benefit (expense)	—	—	—	18.1
Income (Loss) from Continuing Operations	12.0	5.8	32.3	20.9
Income (loss) from discontinued operations, net of income taxes	3.9	1.0	3.9	1.3
Net Income (Loss)	$15.9	$6.8	$36.2	$22.2
Loss (income) attributable to discontinued noncontrolling interest	(1.3)	(0.4)	(2.9)	(1.2)
Net Income (Loss) Attributable to A&B Shareholders	$14.6	$6.4	$33.3	$21.0

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.16	$0.08	$0.44	$0.29
Discontinued operations available to A&B shareholders	0.04	0.01	0.02	—
Net income (loss) available to A&B shareholders	$0.20	$0.09	$0.46	$0.29

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.16	$0.08	$0.44	$0.29
Discontinued operations available to A&B shareholders	0.04	0.01	0.02	—
Net income (loss) available to A&B shareholders	$0.20	$0.09	$0.46	$0.29

Weighted-Average Number of Shares Outstanding:
Basic	72.6	72.7	72.6	72.7
Diluted	72.8	72.8	72.8	72.8

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$12.0	$5.7	$32.2	$20.7
Discontinued operations available to A&B common shareholders	2.6	0.6	1.0	0.1
Net income (loss) available to A&B common shareholders	$14.6	$6.3	$33.2	$20.8

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions; unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Real estate investments
Real estate property	$1,619.9	$1,598.9
Accumulated depreciation	(223.0)	(202.3)
Real estate property, net	1,396.9	1,396.6
Real estate developments	60.0	59.9
Investments in real estate joint ventures and partnerships	7.4	7.5
Real estate intangible assets, net	38.3	43.6
Real estate investments, net	1,502.6	1,507.6
Cash and cash equivalents	11.8	33.3
Restricted cash	0.2	1.0
Accounts receivable, net	3.6	6.1
Other property, net	2.2	2.5
Operating lease right-of-use assets	2.2	5.4
Goodwill	8.7	8.7
Other receivables	7.3	6.9
Prepaid expenses and other assets	102.6	89.0
Assets held for sale	144.7	126.8
Total assets	$1,785.9	$1,787.3

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$507.6	$472.2
Accounts payable	6.1	4.5
Operating lease liabilities	2.0	4.9
Accrued pension and post-retirement benefits	10.1	10.1
Deferred revenue	71.9	68.8
Accrued and other liabilities	78.4	102.1
Liabilities associated with assets held for sale	71.3	81.0
Redeemable Noncontrolling Interest	9.7	8.0
Equity	1,028.8	1,035.7
Total liabilities and equity	$1,785.9	$1,787.3

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in millions; unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$36.2	$22.2
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss (income) from discontinued operations	(3.9)	(1.3)
Depreciation and amortization	27.6	28.8
Income tax expense (benefit)	—	(18.3)
Loss (gain) from disposals and asset transactions, net	(1.1)	(53.9)
Impairment of assets	0.6	—
Share-based compensation expense	5.3	4.6
Loss (income) related to joint ventures, net of operating cash distributions	(1.9)	1.0
Pension termination	—	76.9
Changes in operating assets and liabilities:
Trade and other receivables	(0.1)	(2.5)
Prepaid expenses, income tax receivable and other assets	(3.5)	(3.7)
Development/other property inventory	(1.5)	9.5
Accrued pension and post-retirement benefits	—	(31.3)
Accounts payable	0.3	1.0
Accrued and other liabilities	(2.2)	(2.4)
Operating cash flows from continuing operations	55.8	30.6
Operating cash flows from discontinued operations	(12.2)	(21.6)
Net cash provided by (used in) operations	43.6	9.0

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(9.5)	—
Capital expenditures for property, plant and equipment	(13.6)	(11.0)
Proceeds from disposal of assets	3.3	73.1
Payments for purchases of investments in affiliates and other investments	(0.2)	(0.5)
Distributions of capital and other receipts from investments in affiliates and other investments	—	0.1
Investing cash flows from continuing operations	(20.0)	61.7
Investing cash flows from discontinued operations	0.6	(5.7)
Net cash provided by (used in) investing activities	(19.4)	56.0

Cash Flows from Financing Activities:
Payments of notes payable and other debt and deferred financing costs	(33.7)	(21.9)
Borrowings (payments) on line-of-credit agreement, net	69.0	(50.0)
Cash dividends paid	(64.2)	(57.7)
Repurchases of common stock and other payments	(3.6)	(5.0)
Financing cash flows from continuing operations	(32.5)	(134.6)
Financing cash flows from discontinued operations	(10.7)	6.1
Net cash provided by (used in) financing activities	(43.2)	(128.5)

Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale
Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale	(19.0)	(63.5)
Balance, beginning of period	34.4	71.0
Balance, end of period	$15.4	$7.5

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
Reconciliations of Commercial Real Estate operating profit (loss) to Commercial Real Estate NOI and Same-Store NOI are as follows:

	Three Months Ended September 30,
(amounts in millions; unaudited)	2023	2022	Change[1]
CRE Operating Profit (Loss)	$20.6	$20.3	$0.3
Plus: Depreciation and amortization	9.1	9.0	0.1
Less: Straight-line lease adjustments	(0.8)	(1.2)	0.4
Less: Favorable/(unfavorable) lease amortization	(0.3)	(0.2)	(0.1)
Less: Termination income	(0.1)	(0.1)	—
Plus: Other (income)/expense, net	0.2	(0.6)	0.8
Plus: Impairment losses - abandoned development costs	0.6	—	0.6
Plus: Selling, general, administrative and other expenses	1.7	1.8	(0.1)
NOI	31.0	29.0	2.0
Less: NOI from acquisitions, dispositions, and other adjustments	(0.2)	—	(0.2)
Same-Store NOI	$30.8	$29.0	$1.8
Less: Collections of amounts reserved in previous years	0.5	0.4	0.1
Same-Store NOI excluding collections of amounts reserved in previous years	$30.3	$28.6	$1.7
[1] Amounts in this table are rounded to the nearest tenth of a million, but percentages were calculated based on thousands. Accordingly, a recalculation of some percentages, if based on the reported data, may be slightly different.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:
•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

Reconciliations of net income (loss) available to A&B common shareholders to FFO and Core FFO are as follows:

	Three Months Ended September 30,
(amounts in millions; unaudited)	2023	2022
Net Income (Loss) available to A&B common shareholders	$14.6	$6.3
Depreciation and amortization of commercial real estate properties	9.1	9.0
(Income) loss from discontinued operations, net of income taxes	(3.9)	(1.0)
Income (loss) attributable to discontinued noncontrolling interest	1.3	0.4
FFO	$21.1	$14.7
Exclude items not related to core business:
Land Operations operating (profit) loss	(2.9)	1.3
Non-core business interest expense	3.0	2.7
Impairment losses - abandoned development costs	0.6	—
Core FFO	$21.8	$18.7

Reconciliations of Core FFO starting from Commercial Real Estate operating profit (loss) are as follows:

	Three Months Ended September 30,
(amounts in millions except per share amounts; unaudited)	2023	2022
Commercial Real Estate Operating Profit (Loss)	$20.6	$20.3
Depreciation and amortization of commercial real estate properties	9.1	9.0
Corporate and other expense	(5.4)	(7.8)
Core business interest expense	(3.1)	(2.7)
Impairment losses - abandoned development costs	0.6	—
Distributions to participating securities	—	(0.1)
Core FFO	$21.8	$18.7

FFO per diluted share	$0.29	$0.20
Core FFO per diluted share	$0.30	$0.26
Weighted average diluted shares outstanding (FFO/Core FFO)	72.8	72.8

The Company may report various forms of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), on a consolidated basis or a segment basis (e.g., “Consolidated EBITDA” or “Land Operations EBITDA”), as non-GAAP measures used by the Company in evaluating the Company’s and segments’ operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company’s and segments’ ongoing operations.

Consolidated EBITDA is calculated by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. Land Operations EBITDA is calculated by adjusting Land Operations operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the Land Operations segment.

The Company also adjusts Consolidated EBITDA or Land Operations EBITDA (to arrive at “Consolidated Adjusted EBITDA” or “Land Operations Adjusted EBITDA”) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business or segment’s normal operations.

As an illustrative example, the Company identified non-cash pension termination charges as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations (or in the Company’s core business). By excluding these items from Segment EBITDA and Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM September 30,
(amounts in millions, unaudited)	2023	2022
Net Income (Loss)	$(35.5)	$28.6
Adjustments:
Depreciation and amortization	36.8	38.8
Interest expense	22.3	22.8
Income tax expense (benefit)	(0.2)	(18.2)
Depreciation and amortization related to discontinued operations	1.5	7.0
Interest expense related to discontinued operations	0.6	0.1
Consolidated EBITDA	$25.5	$79.1
Asset impairments	5.6	—
Pension termination	—	76.9
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	81.9	23.1
Consolidated Adjusted EBITDA	$113.0	$179.1

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its non-core assets and business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.